EXHIBIT 24




CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Registration Statement
No. 33-33073 on Form S-3 filed January 17, 1990, Registration Statement
No. 33-48475 on Form S-3 filed July 30, 1992 and Registration Statement
No. 33-52301 on Form S-3 filed February 25, 1994 of our report dated
January 25, 1994 with respect to the consolidated financial statements and schedules of General American Transportation Corporation included in this Annual Report on Form 10-K for the year ended December 31, 1993.



                                                                   ERNST & YOUNG


Chicago, Illinois
March 18, 1994


































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